EXHIBIT 4.3.6

CERTIFICATE OF TRUST

OF

USB CAPITAL XII

     THIS CERTIFICATE OF TRUST of USB CAPITAL XII (the “Trust”), dated as of April 28, 2005, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. (Section) 3801 et seq.).

     1. NAME. The name of the statutory trust being formed hereby is USB Capital XII.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Delaware Trust Company, National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION as Trustee
By:	/s/ Steve Finklea
	Name:	Steve Finklea
	Title:	Vice President

/s/ David M. Moffet
David M. Moffett, as Administrative Trustee

/s/ Daryl N. Bible
Daryl N. Bible, as Administrative Trustee

/s/ Lee R. Mitau
Lee R. Mitau, as Administrative Trustee